Exhibit 99.1

PRESS RELEASE

OM Group, Inc. Agrees To Be Acquired By Apollo Affiliated Funds In Partnership With Platform Specialty Products Corporation For $34.00 Per Share In An All Cash Transaction

Transaction Delivers Significant Value to OM Group Stockholders and Provides Path for Future Growth of Its Businesses

CLEVELAND, NEW YORK and WEST PALM BEACH, Fla., June 1, 2015 /PRNewswire/ — OM Group, Inc. (NYSE: OMG), a technology-driven diversified industrial company, today announced that it has entered into a definitive agreement to be acquired by funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”, and such funds, collectively, the “Apollo Funds”), for $34.00 per share in cash. The purchase price represents a premium of approximately 28% over OM Group’s closing share price on May 29, 2015.

Platform Specialty Products (“Platform”) (NYSE: PAH) will acquire OM Group’s Electronic Chemicals and Photomasks businesses, which combined represented approximately $28 million of adjusted EBITDA in 2014, from the Apollo Funds in two separate transactions for total cash consideration of $365 million. Platform believes there is a synergy opportunity in excess of $20 million over the next two years from the combination of these complementary assets. Following the transactions, the Apollo Funds will own OM Group’s Magnetic Technologies, Battery Technologies and Advanced Organics businesses.

“Last year, we launched a comprehensive review of strategic alternatives, resulting in our Board of Directors unanimously concluding that this acquisition of the Company is the best course of action to maximize value for OM Group stockholders,” said Joseph M. Scaminace, Chairman and Chief Executive Officer of OM Group. “Our transformation over the past several years created an attractive portfolio of differentiated businesses with a strong foundation. The transactions we are announcing today will deliver significant and immediate cash value for our stockholders. The Apollo Funds and Platform add financial resources and global operating experience to support the execution of strategies driving the growth and competitiveness of these businesses over the long term. Customers can be confident that they will continue receiving high-quality products and services, innovation and applications expertise to meet their evolving needs.”

“We are tremendously excited by the unique opportunity to acquire three leading businesses that are part of the OM Group portfolio in a transaction that highlights Apollo’s deep expertise and long history of value creation in the chemicals and materials sciences businesses. We look forward to partnering with management to support the continued growth of the Company,” said Scott Kleinman, Lead Partner of Apollo’s Private Equity business.

Platform CEO Daniel H. Leever said, “Acquiring highly-synergistic businesses is a core component of our growth strategy. This transaction fits within our disciplined acquisition criteria and bolsters our Performance Applications segment. We have long admired these businesses and are excited to bring them into the Platform family.”

The Boards of Directors of OM Group and Platform unanimously approved the respective transactions. The acquisition of OM Group is expected to be completed by the end of 2015. The transactions are subject to customary closing conditions, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, regulatory approvals in various jurisdictions, and OM Group stockholder approval.

The merger agreement includes a “go-shop” period, during which the Board will actively solicit, receive, evaluate and potentially enter into negotiations with parties that offer alternative proposals during a 35-day period following the execution date of the definitive agreement. There can be no assurance that this process will result in a superior proposal. OM Group does not intend to disclose developments about this process unless and until its Board has made a decision with respect to any potential superior proposal.

BNP Paribas is serving as financial advisor to OM Group, and Deutsche Bank Securities Inc. is serving as financial advisor to OM Group’s Board of Directors. Jones Day is serving as legal counsel to OM Group. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to the Apollo Funds and Lazard and Credit Suisse are acting as financial advisors to the Apollo Funds. Fully committed debt financing for the Apollo Funds is being provided by Credit Suisse. Greenberg Traurig LLP is acting as legal advisor to Platform. Fully committed debt financing for Platform is being provided by Credit Suisse and Barclays.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company’s website at www.omgi.com.

About Apollo

Apollo is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, Chicago, Bethesda, Toronto, London, Frankfurt, Madrid, Luxembourg, Mumbai, Delhi, Singapore, Hong Kong and Shanghai. As of March 31, 2015, Apollo had assets under management of approximately $163 billion in private equity, credit and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit www.agm.com.

About Platform

Platform is a global, diversified producer of high-technology specialty chemical products and provider of technical services. The business involves the manufacture of a broad range of specialty chemicals, created by blending raw materials and the incorporation of these chemicals into multi-step technological processes. These specialty chemicals and processes are sold into multiple industries including agriculture, electronics, graphic arts, metal and plastic plating, and offshore oil production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to OM Group, its management or the proposed transactions among OM Group, the Apollo Funds and Platform, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. OM Group undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: volatility in raw material and energy prices; the failure of OM Group’s suppliers to timely deliver products in accordance with contract specifications; increased competitive activity including actions by larger competitors or lower-cost producers; the failure to achieve expected sales levels; changes in OM Group’s customer relationships, including loss of particular business for competitive or other reasons; the impact of labor problems, including labor disruptions at OM Group or at one or more of its large customers or suppliers; changes in OM Group’s relationship with joint-venture partners; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the proposed transaction and future indebtedness; changes to tariffs or the imposition of new tariffs or trade restrictions; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete with others in the industry in which OM Group operates; effects of compliance with laws; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; volatility in the capital and financial markets or changes to the credit markets and/or access to those markets; changes in interest or foreign exchange rates; an adverse change in OM Group’s, the Apollo Funds’ or Platform’s credit ratings, which could increase borrowing costs and/or hamper access to the credit markets; the risks associated with doing business outside of the United States; the failure to develop technologies, processes or products needed to support consumer demand; technology advancements; the inability to recover the costs to develop and test new products or processes; ability to attract and retain key personnel; escalation in the cost of providing employee health care; disruption from the proposed transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain approval of the merger by the shareholders of OM Group and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; changes in the economic climate in the markets in which OM Group operates; unanticipated increases in materials and/or labor, and delays in project completion and/or lease-up that result in increased costs and/or reduce the profitability of a completed project; results of litigation involving OM Group; the cost, disruption and diversion of management’s attention associated with campaigns commenced by activist investors seeking to influence OM Group to take particular actions favored by the activist or gain representation on OM Group’s Board of Directors; information security breaches and other disruptions that could compromise our information and expose us to business interruption, increased costs, liability and reputational damage; consolidation among competitors or customers; inaccurate assumptions used in developing OM Group’s strategic plan or operating plans or the inability or failure to successfully implement such plans; failure to successfully integrate acquisitions into operations or their related financings may impact liquidity and capital resources; inability to adequately protect OM Group’sintellectual property rights; other factors that are set forth in management’s discussion and analysis of OM Group’s most recently filed reports with the SEC; and uncertainties associated with the proposed acquisition of OM Group by the Apollo Funds and Platform, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. This list of factors is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. This document speaks only as of its date, and OM Group disclaims any duty to update the information herein.

Additional Information and Where to Find It

In connection with the proposed transaction, a preliminary proxy statement on Schedule 14A will be filed with the SEC. OM GROUP SHAREHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to shareholders of OM Group. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, or from OM Group at its website, www.omgi.com, or by contacting Rob Pierce, Vice President of Finance, at (216) 263-7489.

Participants in Solicitation

OM Group and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning OM Group’s participants is set forth in the proxy statement, filed April 22, 2015, for OM Group’s 2015 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of OM Group in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SECwhen they become available.

Media Contacts

For OM Group, Inc.:

Kimberly Kriger / Daniel Yunger

Kekst and Company

(212) 521-4800

For Apollo Global Management:

Apollo Global Management, LLC

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Rubenstein Associates, Inc. for Apollo Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com

For Platform Specialty Products Corporation:

Benjamin Gliklich

Vice President, Corporate Development, Finance and Investor Relations

+1-561-406-8465

or

Liz Cohen

Weber Shandwick

+1-212-445-8044

or

Kelly Gawlik

Weber Shandwick

+1-212-445-8368